EXHIBIT 23.1

                      CONSENT OF MOORE STEPHENS TILLER LLC
                    (formerly Tiller, Stewart & Company LLC)


    We hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 1998 included in the annual report on Form 10-KSB of Bryan Bancorp of Georgia, Inc. for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.



                     /s/  Moore Stephens Tiller LLC





Savannah, Georgia
November 2, 1998